Exhibit 99.1

N E W S R E L E A S E

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

CR-16-16

THE GEO GROUP REPORTS SECOND QUARTER 2016 RESULTS

•	2Q16 Normalized FFO of $0.73 per Diluted Share

•	2Q16 AFFO of $0.91 per Diluted Share

•	2Q16 Adjusted Net Income of $0.53 per Diluted Share

•	FY 2016 AFFO Guidance of $3.59 to $3.64 per Diluted Share

•	FY 2016 Adjusted EPS Guidance of $2.02 to $2.07 per Diluted Share

Boca Raton, Fla. – August 2, 2016 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe, reported today its financial results for the second quarter 2016.

Second Quarter 2016 Highlights

•	Net Income Attributable to GEO of $0.31 per Diluted Share; Reflects Loss on Extinguishment of Debt

•	Adjusted Net Income of $0.53 per Diluted Share

•	Net Operating Income of $138.1 million

•	Normalized FFO of $0.73 per Diluted Share

•	AFFO of $0.91 per Diluted Share

For the second quarter 2016, GEO reported Normalized Funds From Operations (“Normalized FFO”) of $54.3 million, or $0.73 per diluted share, compared to $46.4 million, or $0.63 per diluted share, for the second quarter 2015. GEO reported second quarter 2016 Adjusted Funds From Operations (“AFFO”) of $67.7 million, or $0.91 per diluted share, compared to $57.5 million, or $0.78 per diluted share, for the second quarter 2015. For the second quarter 2016, GEO reported Net Operating Income (“NOI”) of $138.1 million compared to $121.3 million for the second quarter 2015.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are very pleased with our strong second quarter results and our outlook for the balance of the year. Our robust financial performance and growth has been driven by the activation of several important projects by our business units of GEO Corrections & Detention and GEO Care over the past twelve months as well as improved occupancy across our diversified real estate portfolio. This continued organic growth is representative of the ongoing demand for correctional and detention bed space and rehabilitation and reentry programs across the United States and of GEO’s ability to provide tailored real estate, management, and programmatic solutions for our government partners across the entire spectrum of correctional services. We continue to be focused on effectively allocating capital to pursue new growth opportunities and enhance value for our shareholders.”

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

GEO reported total revenues for the second quarter 2016 of $548.4 million up from total revenues of $445.9 million for the second quarter 2015. Second quarter 2016 revenues reflect $71.8 million in construction revenues associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia (the “Ravenhall, Australia project”) compared to $20.4 million in construction revenues for the second quarter 2015.

GEO reported second quarter 2016 net income attributable to GEO of $23.2 million, or $0.31 per diluted share, compared to $28.3 million, or $0.38 per diluted share, for the second quarter 2015. GEO’s second quarter 2016 results reflect approximately $15.9 million, net of tax, related to the loss on extinguishment of debt associated with GEO’s April 2016 senior note offering and tender offer for GEO’s 6.625% senior notes which were due 2021. Adjusting for the loss on extinguishment of debt, GEO reported second quarter 2016 adjusted net income of $0.53 per diluted share.

First Six Months 2016 Highlights

•	Net Income Attributable to GEO of $0.75 per Diluted Share; Reflects Loss on Extinguishment of Debt

•	Adjusted Net Income of $0.98 per Diluted Share

•	Net Operating Income of $274.4 million

•	Normalized FFO of $1.39 per Diluted Share

•	AFFO of $1.75 per Diluted Share

For the first six months of 2016, GEO reported Normalized FFO of $103.0 million, or $1.39 per diluted share, compared to $90.6 million, or $1.23 per diluted share, for the first six months of 2015. GEO reported AFFO for the first six months of 2016 of $130.0 million, or $1.75 per diluted share, compared to $110.4 million, or $1.49 per diluted share, for the first six months of 2015. For the first six months of 2016, GEO reported NOI of $274.4 million compared to $237.4 million for the first six months of 2015.

GEO reported total revenues for the first six months of 2016 of $1.06 billion up from total revenues of $873.3 million for the first six months of 2015. Revenues for this first six months of 2016 reflect $112.6 million in construction revenues associated with GEO’s contract for the development and operation of the Ravenhall, Australia project compared to $42.2 million in construction revenues for the first six months of 2015.

GEO reported net income attributable to GEO of $55.6 million, or $0.75 per diluted share, for the first six months of 2016, compared to $57.1 million, or $0.77 per diluted share, for the first six months of 2015. GEO’s results for the first six months of 2016 reflect approximately $15.9 million, net of tax, related to the loss on extinguishment of debt associated with GEO’s April 2016 senior note offering and tender offer for GEO’s 6.625% senior notes which were due 2021, and approximately $1.2 million, net of tax, in start-up expenses. Adjusting for start-up expenses and for the loss on extinguishment of debt, GEO reported adjusted net income for the first six months of 2016 of $0.98 per diluted share.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

NOI, Funds From Operations (“FFO”), Normalized FFO, and AFFO are widely used non-GAAP supplemental financial measures of REIT performance. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures as well as Adjusted Net Income.

2016 Financial Guidance

GEO updated its financial guidance for the full-year and issued guidance for the third and fourth quarters of 2016. GEO expects full-year 2016 total revenue to be approximately $2.18 billion, including approximately $267 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO increased its full-year 2016 AFFO guidance to a range of $3.59 to $3.64 per diluted share and its full-year 2016 Adjusted EPS guidance to a range of $2.02 to $2.07 per diluted share.

GEO’s previous guidance included approximately $6 million per quarter in pass-through expenses on a gross revenue and expense basis. GEO’s updated guidance reflects these expenses on a net revenue basis. There is no impact to GEO’s earnings or AFFO as a result of this change.

For the third quarter 2016, GEO expects total revenues to be in a range of $565 million to $570 million, including approximately $84 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO expects third quarter 2016 AFFO to be in a range of $0.92 to $0.94 per diluted share. GEO expects third quarter 2016 EPS to be in a range of $0.52 to $0.54 per diluted share.

For the fourth quarter 2016, GEO expects total revenues to be in a range of $550 million to $555 million, including approximately $71 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO expects fourth quarter 2016 AFFO to be in a range of $0.92 to $0.95 per diluted share. GEO expects fourth quarter 2016 EPS to be in a range of $0.52 to $0.55 per diluted share.

Quarterly Dividend

On July 20, 2016, GEO’s Board of Directors declared a quarterly cash dividend of $0.65 per share. The quarterly cash dividend will be paid on August 12, 2016 to shareholders of record as of the close of business on August 1, 2016. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. A reconciliation table of Net Income Attributable to GEO to Adjusted Net Income is also presented herein.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information which is available on GEO’s Investor Relations webpage at www.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s second quarter 2016 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until August 16, 2016 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10090229.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 104 facilities totaling approximately 87,000 beds, including projects under development, with a growing workforce of approximately 20,500 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2016, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting net loss attributable to non-controlling interests, equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax.

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, and start-up expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, start-up expenses, net of tax, and loss on extinguishment of debt, net of tax.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, start-up expenses, net of tax, and loss on extinguishment of debt, net of tax.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the third quarter of 2016, fourth quarter of 2016, and full year 2016, the assumptions underlying such guidance, and statements regarding future project activations and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2016 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Second quarter 2016 financial tables to follow:

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Unaudited
	Q2 2016	Q2 2015	YTD 2016	YTD 2015
Revenues	$548,350	$445,945	$1,058,535	$873,314
Operating expenses	416,837	333,930	805,343	651,839
Depreciation and amortization	28,652	26,560	57,103	51,501
General and administrative expenses	36,904	32,174	70,965	64,022

Operating income	65,957	53,281	125,124	105,952
Interest income	5,902	2,868	10,459	4,941
Interest expense	(31,089)	(26,651)	(60,455)	(51,297)
Loss on extinguishment of debt	(15,866)	—	(15,866)	—

Income before income taxes and equity in earnings of affiliates	24,904	29,498	59,262	59,596
Provision for income taxes	3,879	2,369	7,030	5,196
Equity in earnings of affiliates, net of income tax provision	2,131	1,124	3,250	2,610

Net income	23,156	28,253	55,482	57,010
Less: Net loss attributable to noncontrolling interests	53	38	77	58

Net income attributable to The GEO Group, Inc.	$23,209	$28,291	$55,559	$57,068

Weighted Average Common Shares Outstanding:
Basic	74,044	73,665	73,960	73,607
Diluted	74,319	73,903	74,254	73,894
Income per Common Share Attributable to The GEO Group, Inc. :
Basic:
Net income per share — basic	$0.31	$0.38	$0.75	$0.78

Diluted:
Net income per share — diluted	$0.31	$0.38	$0.75	$0.77

Regular Dividends Declared per Common Share	$0.65	$0.62	$1.30	$1.24

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q2 2016	Q2 2015	YTD 2016	YTD 2015
Net Income attributable to GEO	$23,209	$28,291	$55,559	$57,068
Add:
Loss on extinguishment of debt, net of tax	$15,866	—	$15,866	—
Start-up expenses, net of tax	—	2,912	1,190	2,912
M&A related expenses, net of tax	—	673	—	2,232

Adjusted Net Income	$39,075	$31,876	$72,615	$62,212

Weighted average common shares outstanding - Diluted	74,319	73,903	74,254	73,894
Adjusted Net Income Per Diluted Share	$0.53	$0.43	$0.98	$0.84

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	Unaudited
	As of	As of
	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$38,865	$59,638
Restricted cash and investments	72,453	8,489
Accounts receivable, less allowance for doubtful accounts	297,253	314,097
Current deferred income tax assets	—	27,914
Prepaid expenses and other current assets	29,072	28,208

Total current assets	$437,643	$438,346

Restricted Cash and Investments	22,536	20,236
Property and Equipment, Net	1,913,670	1,916,386
Contract Receivable	302,575	174,141
Direct Finance Lease Receivable	—	1,826
Non-Current Deferred Income Tax Assets	24,154	7,399
Intangible Assets, Net (including goodwill)	829,469	839,586
Other Non-Current Assets	70,399	64,307

Total Assets	$3,600,446	$3,462,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$92,636	$77,523
Accrued payroll and related taxes	50,533	48,477
Accrued expenses and other current liabilities	128,549	135,483
Current portion of capital lease obligations, long-term debt, and non-recourse debt	17,150	17,141

Total current liabilities	$288,868	$278,624

Non-Current Deferred Income Tax Liabilities	—	11,471
Other Non-Current Liabilities	92,291	87,694
Capital Lease Obligations	8,075	8,693
Long-Term Debt	1,869,281	1,855,810
Non-Recourse Debt	374,434	213,098
Shareholders’ Equity	967,497	1,006,837

Total Liabilities and Shareholders’ Equity	$3,600,446	$3,462,227

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO

(In thousands, except per share data)

(Unaudited)

	Unaudited
	Q2 2016	Q2 2015	YTD 2016	YTD 2015
Net Income attributable to GEO	$23,209	$28,291	$55,559	$57,068
Add:
Real Estate Related Depreciation and Amortization	15,221	14,492	30,363	28,377

Equals: NAREIT defined FFO	$38,430	$42,783	$85,922	$85,445

Add:
Loss on extinguishment of debt, net of tax	15,866	—	15,866	—
Start-up expenses, net of tax	—	2,912	1,190	2,912
M&A related expenses, net of tax	—	673	—	2,232

Equals: FFO, normalized	$54,296	$46,368	$102,978	$90,589

Add:
Non-Real Estate Related Depreciation & Amortization	13,431	12,068	26,740	23,124
Consolidated Maintenance Capital Expenditures	(5,954)	(5,425)	(11,194)	(12,086)
Stock Based Compensation Expenses	3,248	2,956	6,489	5,578
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	2,661	1,521	5,027	3,216

Equals: AFFO	$67,682	$57,488	$130,040	$110,421

Weighted average common shares outstanding - Diluted	74,319	73,903	74,254	73,894
FFO/AFFO per Share - Diluted
Normalized FFO Per Diluted Share	$0.73	$0.63	$1.39	$1.23

AFFO Per Diluted Share	$0.91	$0.78	$1.75	$1.49

Regular Common Stock Dividends per common share	$0.65	$0.62	$1.30	$1.24

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

Reconciliation of Net Income Attributable to GEO to Net Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Unaudited
	Q2 2016	Q2 2015	YTD 2016	YTD 2015
Net income attributable to GEO	$23,209	$28,291	$55,559	$57,068
Less
Net loss attributable to noncontrolling interests	53	38	77	58

Net Income	$23,156	$28,253	$55,482	$57,010
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(2,131)	(1,124)	(3,250)	(2,610)
Income tax provision	3,879	2,369	7,030	5,196
Interest expense, net of interest income	25,187	23,783	49,996	46,356
Loss on extinguishment of debt	15,866	—	15,866	—
Depreciation and amortization	28,652	26,560	57,103	51,501
General and administrative expenses	36,904	32,174	70,965	64,022

Net Operating Income, net of operating lease obligations	$131,513	$112,015	$253,192	$221,475

Add:
Operating lease expense, real estate	6,564	6,510	19,245	13,076
Start-up expenses, pre-tax	—	2,808	1,939	2,808

Net Operating Income (NOI)	$138,077	$121,333	$274,376	$237,359

Subtract (Add):
General and administrative expenses	36,904	32,174	70,965	64,022
Operating lease expense, real estate	6,564	6,510	19,245	13,076
Start-up expenses, pre-tax	—	2,808	1,939	2,808
Equity in earnings of affiliates, pre-tax	(2,859)	(1,640)	(4,449)	(3,738)

EBITDA	$97,468	$81,481	$186,676	$161,191

Adjustments
Net loss attributable to noncontrolling interests	53	38	77	58
Stock based compensation expenses, pre-tax	3,248	2,956	6,489	5,577
Start-up expenses, pre-tax	—	2,808	1,939	2,808
M&A related expenses, pre-tax	—	818	—	2,992

Adjusted EBITDA	$100,769	$88,101	$195,181	$172,626

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S R E L E A S E

2016 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	Full Year 2016
Net Income	$133,000	to	$137,000
Real Estate Related Depreciation and Amortization	62,000		62,000

Funds from Operations (FFO)	$195,000	to	$199,000

Adjustments
Loss on Extinguishment of Debt	16,000		16,000
Start-Up Expenses	1,000		1,000

Normalized Funds from Operations	$212,000	to	$216,000

Non-Real Estate Related Depreciation and Amortization	54,000		54,000
Consolidated Maintenance Capex	(23,500)		(23,500)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	25,000		25,000

Adjusted Funds From Operations (AFFO)	$267,500	to	$271,500

Net Cash Interest Expense	88,000		88,000
Consolidated Maintenance Capex	23,500		23,500
Income Taxes	19,500		19,500

Adjusted EBITDA	$398,500	to	$402,500

G&A Expenses	143,000		143,000
Non-Cash Stock Based Compensation	(13,000)		(13,000)
Real Estate Related Operating Lease Expense	32,000		32,000

Net Operating Income	$560,500	to	$564,500

FFO Per Diluted Share (Normalized)	$2.85	to	$2.90
AFFO Per Diluted Share	$3.59	to	$3.64
Weighted Average Common Shares Outstanding-Diluted	74,500	to	74,500

- End -

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations